EXHIBIT 10.1
AMENDMENT TO
EMPLOYMENT AGREEMENT
THIS AMENDMENT (this “Amendment”) to the Employment Agreement by and between Robert E. Rasmus (“Executive”) and Arq, Inc. (f/k/a Advanced Emissions Solutions, Inc.) (the “Company”) dated July 17, 2023 (the “Employment Agreement”) is hereby entered into between Executive and the Company effective as of July 23, 2026 (the “Amendment Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement.
WHEREAS, the Company and Executive desire to amend the Employment Agreement to modify the compensation terms set forth therein.
NOW, THEREFORE, in consideration of the foregoing, effective as of the Amendment Effective Date, the Employment Agreement is hereby amended as follows:
1.Section 2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“2. Employment; Employment Term. Executive’s employment under the Agreement commenced on July 17, 2023 (the “Start Date”). Effective as of the Amendment Effective Date, the Company hereby continues to employ Executive, and Executive hereby accepts such continued employment, upon the terms and conditions set forth herein, for a term commencing as of the Amendment Effective Date and ending on the third anniversary of the Amendment Effective Date, unless earlier terminated as provided for in Section 13 (the “Employment Term”).”
2.Section 5(b) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Base Salary. During the Employment Term, the Company shall pay Executive on the Company’s normal payroll schedule, as in effect from time to time, at a rate that equates to an annual salary of fifty thousand dollars ($50,000). For the avoidance of doubt, effective as of the Amendment Effective Date, Executive shall no longer be eligible for an annual bonus or annual long-term incentive compensation.”
3.A new Section 5(c) of the Employment Agreement is hereby added to read as follows:
“(c) During the Employment Term, the Company shall reimburse Executive for all reasonable and documented out-of-pocket travel, lodging, meal, ground transportation and other related expenses incurred by Executive in connection with Executive’s travel from his principal place of business to the Company’s other locations (including to the Company’s offices in Denver, Colorado), including airfare or other transportation expenses, subject to the Company’s expense reimbursement policies as in effect from time to time, which reimbursements shall be made no later than the last day of Executive’s taxable year following the taxable year in which the applicable expense was incurred. For the avoidance of doubt, Executive shall not be required to relocate Executive’s primary residence or principal place of business to Denver, Colorado.
4.Section 6(f) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“(f) “Good Reason” shall mean the occurrence of any of the following without Executive’s written consent: (i) any reduction of Executive’s base salary, (ii) a material breach by the Company or any affiliate of the Company of its obligations under this Agreement or any other material agreement with Executive, (iii) any requirement by the Company that Executive relocate his primary residence, or (iv) a material diminution of Executive’s title, authority or responsibilities as Chief Executive Officer or Executive’s failing to report directly to the Board; provided, however, that in order for any such event or occurrence to constitute “Good Reason” hereunder (1) Executive must provide the Board with reasonably detailed written notice of such event or occurrence within 30 days of the initial occurrence thereof, (2) the Company shall have 15 days following receipt of such notice to cure the same, and (3) if uncured following such 15-day period, such conduct or circumstances shall constitute “Good Reason” for purposes hereof.”
5.Section 13(b)(ii) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“(ii) In the event Executive’s employment is terminated by the Company other than for Cause or in the event Executive resigns his employment with the Company for Good Reason, in each case, during the Employment Term, the Company shall pay to Executive as severance (the “Severance Pay”) an amount equal to Executive’s annual base salary as in effect at the time of such termination of employment.”
6.Notwithstanding Section 20 of the Employment Agreement, in connection with the negotiation and execution of this Amendment and the treatment of existing and grant of new incentive equity in the Company, promptly following receipt of copies of invoices therefor, the Company shall pay or reimburse Executive for up to $20,000 in legal fees and expenses relating thereto.
7.Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect.
8.This Amendment will be interpreted under and enforced in accordance with the laws of the State of Colorado.
9.This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, effective as of the Amendment Effective Date.

ARQ, INC.
By:	/s/ Richard Campbell-Breeden
Name:	Richard Campbell-Breeden
Title:	Chairman

EXECUTIVE

/s/ Robert E. Rasmus
Robert E. Rasmus

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